                                                                   EXHIBIT 10.20

                      COMPROMISE AND SETTLEMENT AGREEMENT

     This Compromise and Settlement Agreement (the "Agreement") is made and entered into by and between Remington Oil and Gas Corporation, a Delaware corporation with an operating office in Dallas, Texas, on its own behalf and as successor under the Farmout (as hereinafter defined) to Box Energy Corporation, OKC Limited Partnership and OKC Corp. (hereinafter collectively referred to as "Remington") on the one hand, and Phillips Petroleum Company, a Delaware corporation with an operating office in Bartlesville, Oklahoma, on its own behalf and as successor under the Farmout (as hereinafter defined) to Phillips Oil Company and Aminoil USA, Inc. (hereinafter collectively referred to as "Phillips") on the other:

                                  WITNESSETH:

     WHEREAS, since on or about June 14, 1977, Remington and Phillips have been parties to that certain Farmout Agreement bearing the typed date May 9, 1977, between OKC Corporation and Aminoil USA, Inc. covering an interest in OCS Lease No. G-1618, which lease covers all of Block 89, South Pass Area, Offshore Louisiana (hereinafter the "Farmout"); and

     WHEREAS, Remington and Phillips are the opposite parties in two lawsuits, one currently pending as Phillips Petroleum Company v. OKC Limited Partnership a/k/a Remington Oil and Gas Corporation, No. 01-C-0065 in the Supreme Court of Louisiana (also numbered as No. 99-CA-0502 in the Court of Appeal for the Fourth Circuit of Louisiana and No. 91-13779 in the Civil District Court, Parish of Orleans, Louisiana) (hereinafter the "Louisiana Action"), and the second currently pending as Remington Oil and Gas Corporation, successor-in-interest to Box Energy Corporation and OKC Limited Partnership v. Phillips Petroleum Company, No. 401-01736-98 in the 401st District Court, Collin County, Texas (formerly No. 366-01736-98 in the 366th District Court, Collin County, Texas) (hereinafter the "Texas Action"); and

     WHEREAS, Remington and Phillips have asserted numerous claims and counterclaims in the Louisiana and Texas Actions against each other, and both Remington and Phillips have each denied and continue to deny the other party's claims and have asserted affirmative defenses thereto; and

     WHEREAS, in order to buy peace and avoid the expense, risk, and disruption of continuing the Louisiana and Texas Actions and to prevent future litigation between them, both Remington and Phillips desire to enter into this Agreement for the purpose of compromising and settling the claims, disputes, and potential claims between them as more fully set forth in this Agreement, below,

     NOW THEREFORE, in consideration of this Agreement, the releases, assignment of interest, releases of judgment and judicial mortgages, dismissals with prejudice of the Louisiana and Texas Actions, and the other agreements and consideration set forth herein, which both Remington and Phillips irrevocably accept and acknowledge as being sufficient consideration for this Agreement, Remington and Phillips agree as follows:

          1. Remington agrees to pay to Phillips, in the manner set forth below, the settlement sum of forty-two million, five hundred thousand U.S. dollars ($42,500,000). Remington agrees to pay this settlement sum by doing both of
     (A) and (B) below:

             A. Not later than two (2) business days after both parties have executed this Agreement, Remington shall wire transfer twenty-one million, two hundred fifty thousand U.S. dollars ($21,250,000) in immediately available funds to Phillips' Account No. 144-0-32570 in the Chase Manhattan Bank, NY, ABA No. 021000021, Credit: Phillips Petroleum Company. The term "business day" as used herein means any day except (i) a Saturday, (ii) a Sunday, or (iii) a day on which commercial banks in Texas and New York or the national securities exchanges in the United States are closed in accordance with applicable law.

             B. (1) The remaining twenty-one million, two hundred fifty thousand U.S. dollars ($21,250,000) shall be paid through Remington's transfer to Phillips of shares of Remington

        Common Stock, registered under the Securities Act of 1933 on Registration Statement Number 333-57456 and related prospectus (which prospectus will be supplemented in accordance with applicable securities regulations so as to cover the shares to be issued to Phillips) and listed on the Nasdaq Stock Market (the "Nasdaq"), sufficient to enable Phillips to realize net sale proceeds of $21,250,000 (which shall be defined as gross sales proceeds minus total commissions and fees not to exceed $425,000) through market sales of such shares, in compliance with any applicable trading and volume limitations, during the period commencing on the date of delivery of the Initial Shares (as hereinafter defined) to Phillips and concluding on the corresponding date of the sixth following month (the "Liquidation Period").

             (2) The number of such shares to be initially delivered by Remington to Phillips (the "Initial Shares") shall be determined by dividing the average of the daily average of high and low sale price for such shares on the Nasdaq for the five trading days immediately preceding the date on which both parties have executed this Agreement (the "Floor Price") into $21,250,000. Remington shall deliver the Initial Shares to Phillips by sending electronically to J.P. Morgan Securities Inc., DTC #060, for the benefit of Phillips Petroleum Company, Account #30352470, with such delivery to be made as soon as practicable, but in no event shall Remington be required to deliver the Initial Shares to Phillips before Phillips has complied with the requirements of Paragraph 3 of this Agreement, below. In the event Remington for any reason does not deliver the Initial Shares to Phillips before the expiration of five (5) business days from the date on which Phillips furnishes to Remington written notice certifying that releases of judicial mortgage have been sent or hand delivered in compliance with Paragraph 3 of this Agreement, then Remington will, upon written demand by Phillips, wire transfer to Phillips, within five (5) business days of such demand, $21,250,000 in immediately available funds at the bank wiring address shown in Paragraph 1A above; and, in that event, upon receipt of such funds by Phillips, Remington's obligations under this Paragraph 1B shall terminate.

             (3) Subject to the limitations set forth in the immediately succeeding paragraphs, Phillips will at its sole discretion, subject to compliance with any applicable trading and volume limitations, sell the Initial Shares with the objective of realizing net sales proceeds of $21,250,000 during the Liquidation Period. Remington shall (a) keep effective its Registration Statement covering the shares, (b) timely make all required filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, (c) not make any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make any statement not misleading, and (d) not enter into any transaction or make any commitment to issue, sell or deliver any shares of Remington Common Stock to any person other than the issue of
        (i) shares of Remington Common Stock covered by an effective Registration Statement in connection with any currently-existing Remington employee or director benefit plan or arrangement, including without limitation, shares of Remington Common Stock issued or issuable upon the exercise of stock options by Remington employees or directors, shares of Remington Common Stock issued or issuable to directors under Remington's Non-Employee Director Stock Purchase Plan, shares of Remington Common Stock issued or issuable in connection with employee and director stock grants; (ii) shares of Remington Common Stock covered by an effective Registration Statement and issued or issuable in connection with the conversion of Remington's 8 1/4% Convertible Subordinated Notes Due 2002; and (iii) shares of Remington Common Stock in connection with the exercise of warrants owned by S-Sixteen Limited Partnership, J.R. Simplot or their affiliates or designees.

             (4) During the Liquidation Period, Phillips shall not sell any Initial Shares at a price below the Floor Price. Beginning thirty-one
        (31) days after the date on which both Remington and Phillips have signed this Agreement and for the remainder of the Liquidation Period, on any day on which Phillips desires to sell shares, and on which the Nasdaq sales price does not exceed the Floor Price for sufficient shares to enable Phillips to sell the number of shares it desires to sell, Phillips may sell back to Remington, and Remington agrees to buy on the next trading day at the Floor Price per share, the Initial Shares that could not be sold for at least such Floor Price on the previous trading day. Remington shall not, however, be required to purchase more than 100,000 shares during any calendar week and, except as set forth in this Paragraph 1B(4), and in Paragraph 1B(6) below, Remington shall not be required to purchase or deliver to Phillips any shares after the expiration of the Liquidation Period; provided that if Phillips is prevented from selling all or any portion of the Initial Shares during the Liquidation Period by order or requirement of a court, the United States Securities and Exchange Commission or other governmental authority, action of Nasdaq or Remington, or any other cause that is beyond Phillips' reasonable control, then Remington's obligation to buy Initial Shares at the Floor Price, as stated above, shall be extended beyond the Liquidation Period for the same amount of time that Phillips was prevented or restricted from selling such shares.

             (5) It is further agreed that, during the Liquidation Period or any extension thereof, Phillips shall not acquire any shares of Remington Common Stock other than Initial Shares and Additional Shares (as hereinafter defined).

             (6) Phillips will provide Remington a detailed accounting on a weekly basis of shares sold and of gross and net proceeds. In the event that Phillips realizes net sale proceeds of $21,250,000 through sale of Initial Shares prior to completion of the Liquidation Period, Phillips shall immediately notify Remington when the realized amount reaches $21,250,000, discontinue such sales, and redeliver to Remington any Initial Shares remaining unsold. If Phillips sells all of the Initial Shares but does not realize aggregate net sales proceeds of $21,250,000, then Remington shall as soon as practicable and in no event later than five (5) business days following receipt of written demand from Phillips deliver to Phillips the number of additional shares computed by dividing the average of the daily average of high and low sales prices for such shares on the Nasdaq for the five trading days prior to the date of the demand into the difference between $21,250,000 and the actual aggregate net sales proceeds realized from the sale of all of the Initial Shares (the "Additional Shares").

             (7) Notwithstanding the above, Remington may at any time during the Liquidation Period tender to Phillips in immediately available funds an amount equal to the difference between $21,250,000 and the actual aggregate net sales proceeds Phillips has realized from the sale of Initial Shares through the previous trading day, and Phillips will, upon receipt of such funds, discontinue such sales and redeliver to Remington any Initial Shares remaining unsold.

          2. Concurrently with the execution of this Agreement, both Remington and Phillips shall execute the original of the Assignment, a copy of which is attached as Exhibit A to this Agreement. Phillips shall retain custody of such fully-executed Assignment, but shall deliver said fully-executed Assignment to Remington at Remington Oil and Gas Corporation, 8201 Preston Road, Suite 600, Dallas, Texas 75225, Attn: Mr. James A. Watt, President, within two (2) business days after Phillips' Bank has received the wire transfer of funds described in Paragraph 1A, above.

          3. Within five (5) business days after both parties have executed this Agreement, Phillips shall: (a) execute and send by Federal Express, overnight delivery or, at Phillips' option, hand deliver, for recording, to the clerk of each Louisiana Parish in which Phillips has previously filed a judgment arising from the Louisiana Action, a Release of Judicial Mortgage in the form attached as Exhibit B to this Agreement and (b) execute and hand deliver to the United States Minerals Management Service in New Orleans, Louisiana, a Release of Judicial Mortgage in the form attached as Exhibit C to this Agreement.

          4. Remington agrees to defend, indemnify, and hold Phillips harmless from any and all claims, demands, actions, and causes of action, if any, of whatsoever nature or kind, whenever made, that arise from or relate to the making of this Agreement or any aspect of Paragraph 1B, above, or Phillips' sale of the shares contemplated by Paragraph 1B above , EVEN IF THE PERSON, PERSONS, OR ENTITY MAKING SUCH A CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ASSERTS THAT PHILLIPS WAS NEGLIGENT OR STRICTLY LIABLE. It is provided, however, that the indemnity and hold harmless in this Paragraph 4 shall not apply to or cover: (a) claims, demands, actions, or causes of action asserted by persons in their capacity as Phillips' shareholders, or (b) claims, demands, actions, or causes of action asserted by persons to whom Phillips has offered or sold Remington Common Stock based on the allegation that Phillips made statements about Remington's Common Stock that were not also made or approved by Remington.

          5. In addition to the requirements set forth in the Assignment attached as Exhibit A, Remington agrees to bear, and to defend, indemnify, and hold Phillips harmless from, any and all claims, demands, actions, administrative proceedings, costs, liability, and causes of action of every kind or character whatsoever, whenever made, arising from or related to OCS Lease No. G-1618, which covers Block 89, South Pass Area, Offshore Louisiana, operations or the cessation of operations thereon, or the transportation or sale of products therefrom, including, but not limited to, plugging and abandonment liabilities and costs; dismantlement or removal of offshore platforms and any facilities related to the above referenced Block 89 and OCS Lease No. G-1618; injuries or death of persons; damage to property of any kind; pollution, contamination, or other environmental cost, harm or liability of any kind; breach of contract, tort, or statutory liability; or violation of any law, rule or regulation, including without limitation, all claims, demands, actions, administrative or regulatory proceedings, and causes of action for damages, punitive or exemplary damages, fines, penalties, plugging, cleanup or other costs or expenses, and attorneys' fees. REMINGTON EXPRESSLY AGREES THAT THIS OBLIGATION TO INDEMNIFY AND HOLD HARMLESS APPLIES EVEN IF THE PERSON, PERSONS, OR ENTITY MAKING SUCH A CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ASSERTS THAT PHILLIPS IS OR WAS NEGLIGENT OR STRICTLY LIABLE.

          6. Phillips (on behalf of itself, its predecessors, successors, and assigns) hereby generally releases, relinquishes, and forever discharges any and all claims, demands, actions, and causes of action, known and unknown, legal and equitable, of every kind and character whatsoever, that it has or may have against Remington that arise out of or pertain to OCS Lease No. G-1618, the Farmout, interests assigned or reserved by Phillips therein, the Farmout's net profits account for all time periods, the Louisiana Action, or the Texas Action.

          7. Remington (on behalf of itself, its predecessors, successors and assigns) hereby generally releases, relinquishes, and forever discharges any and all claims, demands, actions, and causes of action, known and unknown, legal and equitable, of every kind and character whatsoever, that it has or may have against Phillips that arise out of or pertain to OCS Lease No. G-1618, the Farmout, interests assigned or reserved by Phillips therein, any claim for reimbursement to Remington or the net profits account, the Louisiana Action, or the Texas Action. Without limiting the generality of the foregoing, Remington expressly releases Phillips from any and all claims, demands, actions, or causes of action of every kind or character whatsoever that Remington has or may have arising out of or related to Phillips' efforts to collect any judgment in the Louisiana Action, including without limitation, Phillips' filing or recording of judgments, liens, judicial mortgages, or lis pendens, and any actions, proceedings, or suits to record or register judgments in the Louisiana Action in other States, and any claim for payment or reimbursement of any part of either of the settlements Remington agreed to pay the Minerals Management Service that are described in Note 9 to the Consolidated Financial Statements included in Remington's Annual Report (SEC Form 10-K) for the year 2000, dated on or about March 16, 2001.

          8. In addition to the settlement sum specified in Paragraph 1 of this Agreement, above, Remington agrees to pay Phillips the additional sum of three hundred ninety-eight thousand, two hundred nine U.S. dollars ($398,209). Remington and Phillips agree that the additional sum that Remington is required to pay Phillips by this Paragraph 8 is in lieu of the following: (i) any net profits payments for April and May 2001, and (ii) any audit or claims by Phillips related to the net profits account. Within two (2) business days after the date on which Remington receives the Assignment described in Paragraph 2 of this Agreement, above, Remington will wire transfer the additional payment required by this Paragraph 8 in immediately available funds to Phillips at the wiring address specified in Paragraph 1A of this Agreement, above.

          9. Remington and Phillips agree to instruct their attorneys promptly to have both the Louisiana and Texas Actions dismissed, including all claims and counterclaims therein, with prejudice to the refiling of same, and with each party to bear its own costs and attorneys' fees.

          10. Both Remington and Phillips acknowledge that both of them are entering into this Agreement, and doing all of the acts provided for by this Agreement, for the sole purposes of compromising and settling disputed claims, buying peace, and bringing an end to costly, unpleasant, and disruptive litigation. Neither this Agreement, nor anything done by either party pursuant to this Agreement, is, or shall ever be deemed, any evidence or admission that any claim, counterclaim, or defense of the other party has any validity. Indeed, both parties have denied, and continue to deny, all claims, counterclaims, and defenses asserted by the opposite party in the Louisiana and Texas Actions.

          11. This Agreement, the exhibits hereto, and the other documents expressly referred to herein constitute and contain the complete agreement between these parties as to this compromise and settlement and all other matters referred to or encompassed herein. There are no representations, statements, agreements, or warranties other than those expressly set forth herein or in the exhibits or other documents referred to herein, and each party to this Agreement conclusively represents and acknowledges that it is not relying on anything any opposing party or the opposing party's officers, attorneys, or other agents may have said, except those matters expressly set forth herein.

          12. Notwithstanding anything in this Agreement to the contrary, the releases contained herein are not intended to, and do not, release either party hereto from liability in the future, if any, for any breaches of this Agreement or any of the documents attached as exhibits hereto.

          13. This Agreement may not be amended or modified except in writing signed by both Remington and Phillips. A breach of this Agreement may be waived only by a written waiver by the party granting the waiver. The waiver of any breach shall neither operate nor be construed as a waiver of any other breach of this Agreement or as a continuing waiver.

          14. All releases, indemnities, defense obligations, and hold harmless agreements contained in this Agreement shall extend, inure to the benefit of, and cover the released, indemnified, or held harmless party's current and former directors, officers, employees, agents, attorneys, predecessors-in-interest under the Farmout, partners, co-venturers, subsidiaries, and affiliated corporations. This Agreement and the terms, provisions, obligations, indemnities, hold harmless agreements, and other rights and benefits hereof shall be binding on, and shall inure to the benefit of, Remington and Phillips and their respective successors and assigns.

          15. This Agreement shall be construed and enforced under the laws of the State of Texas.

          16. Remington and Phillips agree: (a) not to make any press release about this Agreement or settlement of the Louisiana or Texas Actions that has not been approved in advance by the other party and (b) not to make any press release about this Agreement or settlement of the Louisiana or Texas Actions until this Agreement has been signed by both parties.

          17. Any dispute or complaint relating to or arising from this Agreement or any obligation, covenant, or indemnity herein or exhibit hereto shall be resolved pursuant to the dispute resolution procedures set forth in this Paragraph 17. Either party desiring to initiate such dispute resolution procedures shall do so by sending written notice and a description of the complaint or grievance to the other party. Mr. James A. Watt, President of Remington, and Mr. J. L. Bowles, Vice President of Phillips, or their successors in office, shall meet at the receiving party's office within fourteen (14) days after receipt of the notice and shall meet thereafter as they may mutually agree to attempt to resolve the dispute; provided, however, if the dispute has not been resolved within sixty (60) days after the date when the receiving party received the notice of the complaint or grievance, then either party may require that the controversy be settled by binding arbitration in accordance with the CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration, by three arbitrators who shall be neutral, independent, and generally knowledgeable about the type of transaction which gave rise to the dispute. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. sec.sec. 1-16. The arbitrators may award injunctive, declaratory, or other equitable relief, as well as monetary relief, but the arbitrators may not award punitive or exemplary damages except by way of enforcement of indemnities and hold harmless obligations set forth herein. The party who is successful in arbitration shall recover its reasonable attorneys' fee from the other

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

     party, with the arbitrators to determine the amount of such fee. The place of arbitration shall be Dallas, Texas. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

          18. No provision of this Agreement or the Exhibits hereto shall be construed against, or interpreted to the disadvantage of, either party by reason of such party's having, or being deemed to have, drafted, devised, or imposed such provision.

          19. Except as otherwise expressly set forth above, all notices, demands, and other communications pertaining to this Agreement shall be sent in writing and either (a) personally served on the persons designated at the addresses below, or (b) served by overnight courier guaranteeing overnight or second day delivery, or (c) served by telecopier during normal business hours with the original then forwarded by certified or registered United States Mail, to the following addresses:

          If to Phillips:
          Mailing Address:                      Physical Address:
          Phillips Petroleum Company            Phillips Petroleum Company
          Post Office Box 1967                  6330 West Loop South
          Houston, TX 77251-1967                Bellaire, TX 77401-2901
          Attn: David C. Gill,                  Attn: David C. Gill,
                Central Region Manager                Central Region Manager
                Americas Division                     Americas Division
          Facsimile Number: (713) 669-7553
          with a copy to:
          Phillips Petroleum Company
          1217 Adams Building
          411 Southwest Keeler
          Bartlesville, OK 74004
          Attn: Mr. Kenneth E. Rogers
                Associate General Counsel
          Facsimile Number: (918) 662-1081
          If to Remington:
          Address:
          Remington Oil and Gas Corporation
          8201 Preston Road
          Suite 600
          Dallas, Texas 75225
          Attn: Mr. James A. Watt
          Facsimile Number: (214) 210-2682

Notices, demands, and other communications are not effective until actually received by the receiving party. Either party may change its addresses and/or telecopier numbers upon written notice to the other party.

     IN WITNESS HEREOF, the parties have caused this Agreement to be executed by their duly authorized agents, in the State of Texas, on May 22, 2001.

                                          REMINGTON OIL AND GAS CORPORATION

                                          By:       /s/ JAMES A. WATT
                                            ------------------------------------
                                                      James A. Watt
                                          President and Chief Executive Officer

                                          PHILLIPS PETROLEUM COMPANY

                                          By:       /s/ J. L. BOWLES
                                            ------------------------------------
                                                      J. L. Bowles,
                                                      Vice President

                                   EXHIBIT A
                     TO COMPROMISE AND SETTLEMENT AGREEMENT

                                   ASSIGNMENT

     This Assignment is made and executed by Phillips Petroleum Company, a Delaware corporation with an operating office in Bartlesville, Oklahoma, hereinafter referred to as "Assignor," in favor of Remington Oil and Gas Corporation, a Delaware corporation with an operating office in Dallas, Texas, hereinafter referred to as "Assignee."

     For and in consideration of Ten ($10.00) Dollars cash in hand paid, and in exchange for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Assignor does hereby transfer, set over, grant, assign, convey and deliver unto Assignee, all of Assignor's right, title, interest and estate in and to those certain net profits and overriding royalty interests reserved in the following instruments:

          (i) that certain Assignment of Interest in Oil and Gas Lease dated May 26, 1977 between Aminoil USA, Inc. and OKC Corp. that reserved and transferred interests in that certain oil and gas lease dated July 1, 1967 between the United States of America, as lessor, and Signal Oil and Gas Company, The Louisiana Land and Exploration Company, Marathon Oil Company and Amerada Petroleum Corporation, as lessees, being OCS Lease No. G-1618, covering all of Block 89, South Pass Area, Offshore Louisiana (the "Lease"); and

          (ii) that certain Farmout Agreement dated May 9, 1977, as amended, between Aminoil USA, Inc. and OKC Corporation and covering and affecting the Lease.

(collectively, the "Interests").

     This Assignment is subject to the following terms, covenants and conditions:

                                       I.

     Assignor warrants its title to the Interests as to and against claims, clouds, and encumbrances arising by, through, and under Assignor, but not otherwise.

                                      II.

     Assignee shall be responsible for obtaining any necessary waivers and/or releases of preferential or preemptive purchase rights, lessors' approvals, and any other consents to transfer the Interests and agrees to indemnify and hold Assignor harmless from any and all claims and liability arising out of or in connection therewith.

                                      III.

     1. Assignee, at its sole cost, risk and expense, assumes and is responsible for all obligations arising in connection with the ownership, operation of, or production from, the Interests and all liabilities associated therewith, regardless of when and how such liabilities and obligations arose or may arise, including, without limitation, those arising under or by virtue of (a) any federal, state or local laws, rules, orders and regulations (collectively, "Laws") applicable to plugging and abandoning all wells now and hereafter located on the Lease and to dismantling or removing therefrom all platforms and equipment, all in full compliance with all such applicable Laws and the terms and conditions of the Lease and applicable agreements; and (b) any settlements made with, and any claims, whether for royalties or otherwise asserted by, the lessor of the Lease, or the Minerals Management Service, that relate in any way to the Interests.

     2. ASSIGNEE HEREBY AGREES AS OF THE EFFECTIVE TIME TO ASSUME, BE BOUND BY AND SUBJECT TO, AND PERFORM EACH AND EVERY OF ASSIGNOR'S EXPRESS AND IMPLIED COVENANTS AND OBLIGATIONS, IF ANY, WITH RESPECT TO THE INTERESTS.

ASSIGNEE SHALL PROTECT AND DEFEND ASSIGNOR FROM AND INDEMNIFY AND HOLD HARMLESS ASSIGNOR AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, DAMAGES, PUNITIVE DAMAGES, FINES, PENALTIES, COSTS, EXPENSES (INCLUDING COST OF DEFENSE AND ATTORNEYS'
FEES) OR LIABILITIES OF ANY KIND, ON ACCOUNT OF INJURIES TO OR DEATH OF PERSONS, DAMAGE TO PROPERTY OF ANY KIND, POLLUTION OR OTHER ENVIRONMENTAL HARM OF ANY KIND OR THE VIOLATION OF ANY LAW, RULE OR REGULATION ARISING WHOLLY OR IN PART FROM OR IN CONNECTION WITH OR RESULTING FROM THE OWNERSHIP OR OPERATION OF, OR PRODUCTION FROM, THE INTERESTS OR ANY AND ALL OF THE OBLIGATIONS OR LIABILITIES ASSUMED BY ASSIGNEE TO ASSIGNOR UNDER THIS INSTRUMENT, AND/OR ASSIGNEE'S FAILURE TO DISCHARGE ANY OF THE SAME, WITHOUT REGARD TO ANY NEGLIGENCE, STRICT OR ABSOLUTE LIABILITY OR OTHER FAULT OF ASSIGNOR.

     3. If any release, assumption of obligation or liability, or indemnity is held to be invalid or unenforceable, then the parties intend and agree that the remaining portion of such release, assumption or indemnity shall remain in force and effect, modified to the minimum extent required to comply with applicable law for enforceability.

                                      IV.

     Any dispute or complaint relating to or arising from this Assignment and the obligations and covenants herein shall be resolved pursuant to the dispute resolution procedures set forth in this section IV. Either party desiring to initiate such dispute resolution procedures shall send written notice and a description of a complaint or grievance to the other party. The parties' designated representatives having authority to settle the dispute shall meet at the receiving party's offices within fourteen (14) days after receipt of the notice and shall meet thereafter as they may mutually agree; provided, however, that if the dispute has not been resolved within sixty (60) days after the date when the receiving party received the notice of complaint, then either party may require that the controversy be settled by binding arbitration in accordance with the CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration, by three arbitrators who shall be neutral, independent, and generally knowledgeable about the type of transaction which gave rise to the dispute. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Dallas, Texas.

                                       V.

     The parties agree to execute all such other and additional instruments and other documents as may be necessary to effectuate the terms of this agreement.

                                      VI.

     The provisions hereof shall be covenants running with the land affected by the Lease and shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns. Any conveyance or transfer of the Interests shall provide that the transferee or assignee expressly assumes all of Assignee's obligations hereunder.

     IN WITNESS WHEREOF, this instrument is signed and executed in multiple counterparts as of the date(s) set forth on the acknowledgments hereto, but, shall be effective for all purposes as of 12:01 o'clock a.m., local time, June 1, 2001 (the "Effective Time").

WITNESSES:                                                  ASSIGNOR:

                                                            PHILLIPS PETROLEUM COMPANY
-----------------------------------------------------

                                                            By: -------------------------------------------------
-----------------------------------------------------

                                                            ASSIGNEE:

-----------------------------------------------------       REMINGTON OIL AND GAS CORPORATION

-----------------------------------------------------
                                                            By: -------------------------------------------------

                                ACKNOWLEDGMENTS

STATE OF TEXAS

COUNTY OF HARRIS

     On this           day of             , 2001, before me appeared           ,
to me personally known, who being by me duly sworn, did say that he is the of PHILLIPS PETROLEUM COMPANY, a Delaware corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said appearer acknowledged that he executed the same as the free act and deed of said corporation.

                                            ------------------------------------
                                            NOTARY PUBLIC

STATE OF TEXAS

COUNTY OF

     On this           day of             , 2001, before me appeared           ,
to me personally known, who being by me duly sworn, did say that he is the of REMINGTON OIL AND GAS CORPORATION, a Delaware corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said appearer acknowledged that he executed the same as the free act and deed of said corporation.

                                            ------------------------------------
                                            NOTARY PUBLIC

                                   EXHIBIT B
                     TO COMPROMISE AND SETTLEMENT AGREEMENT

                 CIVIL DISTRICT COURT FOR THE PARISH OF ORLEANS

                               STATE OF LOUISIANA

NUMBER 91-13779                   SECTION "13"                      DIVISION "J"

                           PHILLIPS PETROLEUM COMPANY

                                     VERSUS

                    REMINGTON OIL AND GAS CORPORATION, F/K/A
                            OKC LIMITED PARTNERSHIP

FILED:
--------------------------------------------
------------------------------------------------------
                                            DEPUTY CLERK

                          RELEASE OF JUDICIAL MORTGAGE

UNITED STATES OF AMERICA

STATE OF TEXAS

HARRIS COUNTY

CITY OF BELLAIRE

     BE IT KNOWN, that on this           day of             , 2001, before me,
the undersigned Notary Public duly commissioned and qualified, personally came and appeared:

                    (hereinafter referred to as "APPEARER")

a duly authorized representative of and agent and attorney-in-fact for the Phillips Petroleum Company (hereafter referred to as "PHILLIPS"), who is the judgment creditor of the following:

          (i) That certain judgment of the Fourth Circuit Court of Appeal of the State of Louisiana, dated January 5, 2000, in favor of Phillips Petroleum Company and against Remington Oil and Gas Corporation, f/k/a OKC Limited Partnership, rendered in connection with the matter styled, "Phillips Petroleum Company v. Remington Oil and Gas Corporation," on the docket of the Fourth Circuit Court of Appeal, State of Louisiana, bearing case number
     99-CA-0502, recorded on           , at instrument number           , MOB
               , folio           , mortgage records of the Parish of           ,
     State of Louisiana (hereinafter the "FIRST JUDICIAL MORTGAGE"); and

          (ii) That certain judgment of the Fourth Circuit Court of Appeal dated December 15, 2000 in favor of Phillips Petroleum Company and against Remington Oil and Gas Corporation f/k/a OKC Limited Partnership rendered in connection with the matter styled "Phillips Petroleum Company v. Remington Oil and Gas Corporation" on the docket of the Fourth Circuit Court of Appeal, State of Louisiana, bearing case number 99-CA-0502 recorded on
               at instrument number           , MOB           , folio
               , mortgage records of the Parish of           , State of
     Louisiana (hereinafter the "SECOND JUDICIAL MORTGAGE").

     The said Appearer declares that Phillips is the last judgment creditor and owner of all rights and privileges contained in the First and Second Judicial Mortgages, that Phillips acknowledges that the judgments referenced in said First and Second Judicial Mortgages have been fully settled and compromised in accordance with agreement of the parties, and that Phillips desires to grant releases of said First and Second Judicial Mortgages, and that it authorizes and requires the Clerk of Court, and/or recorder of mortgages for the Parish of to cancel and erase from the record of his office the inscription of
said First Judicial Mortgage made in mortgage instrument           , MOB
          , folio           and Second Judicial Mortgage made in mortgage
instrument           , MOB           , folio           .

     This done and passed at my offices at Bellaire, Texas, in the presence of the witnesses hereunto and attesting both competent, who signed these presents with said Appearer and me, notary, on the date and year stated above.

WITNESSES:

---------------------------------------------   ---------------------------------------------
                                                AUTHORIZED REPRESENTATIVE AND
                                                ATTORNEY-IN-FACT
                                                OF PHILLIPS PETROLEUM COMPANY
---------------------------------------------
SWORN TO AND SUBSCRIBED
BEFORE ME THIS      DAY OF
          , 2001.

---------------------------------------------
NOTARY PUBLIC

                                   EXHIBIT C
                     TO COMPROMISE AND SETTLEMENT AGREEMENT

                 CIVIL DISTRICT COURT FOR THE PARISH OF ORLEANS

                               STATE OF LOUISIANA

NUMBER 91-13779                   SECTION "13"                      DIVISION "J"

                           PHILLIPS PETROLEUM COMPANY

                                     VERSUS

                    REMINGTON OIL AND GAS CORPORATION, F/K/A
                            OKC LIMITED PARTNERSHIP

FILED:
--------------------------------------------
------------------------------------------------------
                                            DEPUTY CLERK

                          RELEASE OF JUDICIAL MORTGAGE

UNITED STATES OF AMERICA

STATE OF TEXAS

HARRIS COUNTY

CITY OF BELLAIRE

     BE IT KNOWN, that on this           day of             , 2001, before me,
the undersigned Notary Public duly commissioned and qualified, personally came and appeared:

                    (hereinafter referred to as "APPEARER")

a duly authorized representative of and agent and attorney-in-fact for the Phillips Petroleum Company (hereafter referred to as "PHILLIPS"), who is the judgment creditor of the following:

          (i) That certain judgment of the Fourth Circuit Court of Appeal of the State of Louisiana, dated January 5, 2000, in favor of Phillips Petroleum Company and against Remington Oil and Gas Corporation, f/k/a OKC Limited Partnership, rendered in connection with the matter styled, "Phillips Petroleum Company v. Remington Oil and Gas Corporation," on the docket of the Fourth Circuit Court of Appeal, State of Louisiana, bearing case number 99-CA-0502 (hereinafter the "FIRST JUDICIAL MORTGAGE"); and

          (ii) That certain judgment of the Fourth Circuit Court of Appeal dated December 15, 2000 in favor of Phillips Petroleum Company and against Remington Oil and Gas Corporation f/k/a OKC Limited Partnership rendered in connection with the matter styled "Phillips Petroleum Company v. Remington Oil and Gas Corporation" on the docket of the Fourth Circuit Court of Appeal, State of Louisiana, bearing case number 99-CA-0502 (hereinafter the "SECOND JUDICIAL MORTGAGE").

     The said Appearer declares that Phillips is the last judgment creditor and owner of all rights and privileges contained in the First and Second Judicial Mortgages, that Phillips acknowledges that the judgments referenced in said First and Second Judicial Mortgages have been fully settled and compromised in accordance with agreement of the parties, and that Phillips desires to grant releases of said First and Second Judicial Mortgages, and that it has authorized and required the Clerks of Court, and/or recorder of mortgages for the Parishes of Orleans, Jefferson, Cameron, St. Mary, Iberia, Vermilion, Plaquemines, St. Bernard and

Terrebonne to cancel and erase from the record of their offices the inscriptions of said First and Second Judicial Mortgages.

     Appearer further declares and requests that this Release of Judicial Mortgage be accepted by the United States Department of Interior, Mineral Management Service and filed by it in the files maintained by the MMS with respect to those certain oil and gas leases described on Exhibit "A" attached hereto.

     Thus done and passed at my offices at Bellaire, Texas, in the presence of the witnesses hereunto and attesting both competent, who signed these presents with said Appearer and me, notary, on the date and year stated above.

WITNESSES:


-----------------------------------------------------       -----------------------------------------------------------
                                                            AUTHORIZED REPRESENTATIVE AND ATTORNEY-IN-FACT
                                                            OF PHILLIPS PETROLEUM COMPANY
-----------------------------------------------------

SWORN TO AND SUBSCRIBED
BEFORE ME THIS           DAY OF
            , 2001.

------------------------------------------------------
NOTARY PUBLIC

                  EXHIBIT "A" TO RELEASE OF JUDICIAL MORTGAGE

                        G01618                                    G16397
                        G02426                                    G16402
                        G02706                                    G16436
                        G02739                                    G16447
                        G04225                                    G17130
                        G04996                                    G17131
                        G05687                                    G17179
                        G06104                                    G17826
                        G07799                                    G17975
                        G13620                                    G17976
                        G14155                                    G18055
                        G14194                                    G19752
                        G14467                                    G21080
                        G15084                                    G21578
                        G15186                                    G21579
                        G15334                                    G21581
                        G15744                                    G21583
                        G15745                                    G21614
                        G15747                                    G21617
                        G15750                                    G21618
                        G16385                                    G21642

                                       C-3